Exhibit 99.1

PRESS RELEASE

Investor/Media Contact:

Stacy Roughan

NuVasive, Inc.

1-858-909-1812

sroughan@nuvasive.com

NUVASIVE ANNOUNCES SELECT PRELIMINARY UNAUDITED

FULL-YEAR 2014 FINANCIAL RESULTS AND 2015 OUTLOOK

•	Preliminary full-year 2014 revenue of approximately $761 million; reflects 11% growth over the prior year, or 12% on a constant currency basis
•	Preliminary full-year 2014 non-GAAP operating margin anticipated to exceed guidance of 16.5%
•	Full-year 2015 revenue of approximately $810 million, including the impact of currency headwinds
•	Estimating 2015 non-GAAP operating margin expansion of approximately 250 basis points versus full-year 2014

SAN DIEGO, CA – January 12, 2015 – NuVasive, Inc. (NASDAQ: NUVA), a medical device company focused on developing minimally disruptive procedural solutions for spine surgery, today provided a business and financial performance update, including the announcement of select preliminary unaudited financial results for the full-year ended December 31, 2014 and the issuance of select performance guidance for the full-year 2015.

Alex Lukianov, Chairman and Chief Executive Officer, said, “2014 was another strong year for NuVasive as we continue to drive toward $1 billion in revenues and beyond. Revenue growth was approximately 12% on a constant currency basis, outperforming our expectations and well ahead of the spine market’s overall growth. We continue to successfully execute our market share-taking strategy, including penetrating the traditional market through less invasive solutions such as Precept® and MAS PLIF® as well as expanding internationally, both of which are contributing significantly to our growth. At the same time, we are also delivering increased profitability as we drive meaningful operating margin expansion through insourcing manufacturing, improving asset efficiencies and scaling our international business.

Lukianov continued, “As we enter 2015, we remain focused on the consistent execution of our strategy to drive growth and profitability as we look to extend our leadership position further with game-changing minimally disruptive procedural solutions for the spine. Our ongoing commitment to share-taking in MIS, traditional and international markets - coupled with ever-increasing operating leverage - places us in an excellent position to continue to deliver increasing value to our shareholders.”

Full-Year 2014 Preliminary Results

NuVasive anticipates full-year 2014 revenue will approximate $761 million. Previously issued guidance for this metric was approximately $755 million. NuVasive also anticipates preliminary fourth quarter 2014 revenue performance of approximately $203 million. The Company also anticipates that full-year 2014 non-GAAP operating margin will exceed previously issued guidance of approximately 16.5%, with guidance alone reflecting more than 150 basis points of expansion in operating margin versus the full-year 2013. Driving this anticipated full-year 2014 non-GAAP operating margin performance is NuVasive’s preliminary anticipation of fourth quarter 2014 non-GAAP operating margin of approximately 20%.

Full-Year 2015 Outlook

NuVasive expects full-year 2015 revenue to grow approximately 6% year-over-year to $810 million, which includes approximately $8 million in currency headwinds. On a constant currency basis, the Company expects revenue growth of approximately 7.5%, in line with the mid to high single-digit revenue growth expectations that the Company communicated previously. Revenue guidance for the full-year 2015 contemplates continued market share gains within a stabilizing domestic spine market. NuVasive is also targeting full-year 2015 non-GAAP operating margin expansion of approximately 250 basis points compared to full-year 2014, which includes approximately 100 basis points of core improvement plus approximately 150 basis points of improvement due to the expiration of a majority of Medtronic related patent royalty obligations.

Complete Fourth Quarter and Full-Year 2014 Results

The Company will announce complete financial and operating results of its fourth quarter and the full-year ended December 31, 2014, and will provide detailed revenue and profitability guidance for the full-year 2015 after the market closes on February 24, 2015. The Company will hold a conference call that day at 5:30 p.m. ET (2:30 p.m. PT). The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company’s corporate website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com, through March 24, 2015. In addition, a telephone replay of the call will be available until March 10, 2015. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number: 13598479.

Non-GAAP Information

This press release refers to operating margin that is not calculated in accordance with GAAP. Non-GAAP operating margin excludes non-cash stock-based compensation, certain intellectual property litigation expenses, amortization of intangible assets, certain leasehold related charges, acquisition related items, non-cash interest expense on convertible notes, certain litigation liability expenses, certain out-of-period royalty expense charges, and certain intangible asset impairment charges, as well as tax charges and benefits associated with the aforementioned exclusions. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates Non-GAAP operating margin excluding these costs and uses this Non-GAAP financial measure to enable it to analyze further, and, more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with Non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. Non-GAAP operating margin is not calculated in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP operating margin used by other companies. A reconciliation of GAAP operating margin and non-GAAP operating margin for the full-year 2014 will be provided when the Company announces its complete financial results for the fourth quarter and full year ended December 31, 2014 on February 24, 2015.

About NuVasive

NuVasive is an innovative global medical device company that is changing spine surgery with minimally disruptive surgical products and procedurally-integrated solutions for the spine. The Company is the third largest player in the $8.7 billion global spine market. NuVasive offers a comprehensive spine portfolio of more than 90 unique products developed to improve spine surgery and patient outcomes. The Company’s principal procedural solution is its Maximum Access Surgery, or MAS®, platform for lateral spine fusion. MAS was designed to provide safe, reproducible, and clinically proven outcomes, and is a highly differentiated solution with fully integrated neuromonitoring, customizable exposure, and a broad offering of application-specific implants and fixation devices designed to address a variety of pathologies.

NuVasive cautions you that statements included in this press release or made on the earnings call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this press release contains preliminary selected financial results from the fourth quarter and full-year 2014, as well as financial projections for 2015. These estimated quarterly and annual numbers for 2014 are subject to adjustment in the ongoing review and audit procedures by the Company’s external auditors. In addition, NuVasive’s projections for 2015 represent the Company’s initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties that could cause actual results, growth and/or future performance to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the risk of further adjustment to financial results or future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; and those other risks and uncertainties more fully described in the Company’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. The Company assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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